Poly Shield Technologies Inc. OTCBB: SHPR

FOR IMMEDIATE RELEASE January 17, 2014

Poly Shield Technologies Inc. Enters into a Financing Letter Agreement

Boca Raton, Florida, January 17, 2014 – Poly Shield Technologies Inc. (“Poly Shield”), (OTCBB:SHPR) announces that on January 15, 2014, Poly Shield entered into a binding Letter Agreement (“Agreement’) with KF Business Ventures LP (the “Lender”), whereby the Lender agrees to lend to the Company up to $2,000,000 (the “Loan”).  The Loan is to be advanced in four equal installments of $500,000 each, with the first installment advanced on execution of the Agreement.  The remaining $1,500,000 will be advanced in equal installments on the first day of each consecutive calendar month, subject to certain conditions. The Company has the right to prepay the amounts outstanding under the Loan at any time in increments of not less than $250,000.

The principal outstanding under the Agreement will bear interest at a rate of 10% per annum, compounded monthly. The Loan and accrued interest are repayable in 18 equal monthly installments commencing on January 1, 2015, with the last installment due on June 1, 2016.

As additional consideration for the Lender agreeing to loan the funds, Poly Shield has agreed to issue to the Lender non-transferrable share purchase warrants for a total of 6,200,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share, subject to certain price adjustment rights.  Warrants for 2,200,000 shares of the Company’s common stock will expire one year from the date of the Agreement, and warrants for 4,000,000 shares of the Company’s common stock will expire four years from the date of the Agreement.

For further information on the terms and conditions of the Loan and the Agreement please refer to the 8-K filed on January 17, 2014.

About Poly Shield Technologies Inc.:

Poly Shield Technologies Inc., develops and markets environmental, pollution emissions, energy saving, corrosion and durability solutions to a worldwide market.

Poly Shield Technologies Inc.'s proprietary DSOX-15 Fuel Purification System is a cost-effective technology designed to remove sulfur from fuel in an effort to meet the upcoming sulfur emissions regulations due to take effect in 2015. The technology is currently aimed at the maritime industry which includes vessels for cruise-line, freight shipping and tanker companies and can be installed during normal vessel operation without the need to use expensive dry dock time. The technology has a worldwide application that is not limited to the maritime industry.

Poly Shield's fluoropolymer coatings are formulated specifically for extreme durability reduced maintenance and enhanced aesthetics.

On behalf of the Board of Directors

Brad Eckenweiler, CEO

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Poly Shield Technologies Inc.'s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Poly Shield Technologies Inc.'s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Poly Shield Technologies Inc. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE Poly Shield Technologies Inc.

For further information about Poly Shield Technologies Inc. please visit the company's website at http://www.Polyshieldtechnologies.com. or phone us at 800-648-4287